Western Alliance Reports Second Quarter 2014 Net Income of $35.5 million, or $0.40 Per Share
PHOENIX--(BUSINESS WIRE)--July 17, 2014--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2014.
Second Quarter 2014 Highlights:

•	Net income of $35.5 million, compared to $31.1 million for the first quarter 2014 and $34.1 million for the second quarter 2013

•	Earnings per share of $0.40, compared to $0.35 per share in the first quarter 2014 and $0.39 per share in the second quarter 2013

•	Accretion of interest yield related to purchased credit impaired loan sales or payoffs increased $1.4 million, net of tax, or $0.02 per share, compared to the first quarter 2014

•	Pre-tax, pre-provision operating earnings of $47.4 million, up from $44.4 million in the first quarter 2014 and up 18.1% from $40.1 million in the second quarter 2013[1]

•	Net interest margin of 4.39%, compared to 4.41% in the first quarter 2014 and 4.36% in the second quarter 2013

•	Total loans of $7.54 billion, up $436 million from March 31, 2014 and up $1.13 billion from June 30, 2013

•	Total deposits of $8.47 billion, up $321 million from March 31, 2014 and up $1.47 billion from June 30, 2013

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 1.23% of total assets from 1.30% in the first quarter 2014 and from 1.86% in the second quarter 2013

•	Net loan recoveries (annualized) to average loans outstanding of 0.09%, compared to 0.02% in the first quarter 2014 and net loan charge-offs to average loans of 0.17% in the second quarter 2013

•	Tier I Leverage Capital of 10.0% and Total Risk-Based Capital ratio of 12.4%, compared to 9.9% and 12.4%, respectively, at March 31, 2014 and 9.9% and 12.0%, respectively, at June 30, 2013

•	Total equity of $958 million, up $63 million from March 31, 2014 and up $159 million from June 30, 2013

•	Tangible book value per share, net of tax, of $9.02, up from $8.32 at March 31, 2014 and up from $7.26 at June 30, 2013[1]

Financial Performance
“Our performance momentum continued during the quarter with record organic loan growth and strong deposit growth driving record net interest income,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Double digit revenue growth, which was well in excess of the increase in expenses, took our efficiency ratio below 50% for the first time. On the asset quality front, Western Alliance has achieved net loan recoveries in three of the last four quarters, while gross loan losses have fallen to only 0.11% of total average loans.”

Sarver continued, “Despite our strong asset growth, our capital has climbed even faster with tangible common equity rising to 7.9% of tangible assets at June 30, 2014, and each regulatory capital ratio is higher than it was a year ago. Our tangible book value per share, net of tax, is up 24% in the past year to $9.02.”
Income Statement
Net interest income was $93.9 million in the second quarter 2014, an increase of $3.1 million, or 3.4%, from $90.8 million in the first quarter of 2014 and an increase of $11.7 million, or 14.3%, compared to the second quarter 2013. The Company’s net interest margin decreased in the second quarter 2014 to 4.39%, compared to 4.41% in the first quarter 2014, and increased compared to 4.36% in the second quarter 2013.
Operating non-interest income was $5.7 million for the second quarter 2014, compared to $5.7 million in the first quarter of 2014 and $5.0 million for the second quarter of 2013.1
Net operating revenue was $99.6 million for the second quarter 2014, an increase of 3.2% compared to $96.5 million for the first quarter of 2014 and an increase of 14.3% compared to $87.2 million for the second quarter 2013.1
Operating non-interest expense was $52.2 million for the second quarter 2014, compared to $52.1 million for the first quarter of 2014 and $47.0 million for the second quarter of 2013.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 49.4% for the second quarter 2014, compared to 51.0% for the first quarter 2014 and 52.2% for the second quarter 2013.
The Company had 1,112 full-time equivalent employees and 39 offices at June 30, 2014, compared to 1,015 full-time equivalent employees and 41 offices at June 30, 2013.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earning power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2014, the Company’s pre-tax, pre-provision operating earnings were $47.4 million, up from $44.4 million in the first quarter 2014 and up 18.1% from $40.1 million in the second quarter 2013.1

Balance Sheet
Gross loans totaled $7.54 billion at June 30, 2014, an increase of $436 million from March 31, 2014 and an increase of $1.13 billion from $6.41 billion at June 30, 2013. At June 30, 2014, the allowance for credit losses was 1.40% of total loans, compared to 1.46% at March 31, 2014 and 1.50% at June 30, 2013, reflecting an improvement in the Company’s asset quality profile.
Deposits totaled $8.47 billion at June 30, 2014, an increase of $321 million from $8.15 billion at March 31, 2014 and an increase of $1.47 billion from $7.00 billion at June 30, 2013. Non-interest bearing deposits were $2.28 billion at June 30, 2014, compared to $2.09 billion at March 31, 2014 and $1.92 billion at June 30, 2013. Non-interest bearing deposits comprised 26.9% of total deposits at June 30, 2014, compared to 25.7% at March 31, 2014 and 27.4% at June 30, 2013, while the proportion of savings and money market accounts decreased to 42.9% from approximately 45.1% at March 31, 2014 and increased from 42.1% at June 30, 2013. Certificates of deposit as a percent of total deposits increased to 20.8% from 20.0% at June 30, 2014 and decreased from 21.5% at June 30, 2013. The Company’s ratio of loans to deposits was 89.1% at June 30, 2014, compared to 87.2% at March 31, 2014 and 91.6% at June 30, 2013.
Stockholders’ equity at June 30, 2014 increased to $958 million from $895 million at March 31, 2014 and increased $159 million from $799 million at June 30, 2013. To support the Company's continued growth, we raised $2.6 million in net proceeds from the issuance of 115,866 shares of common stock through our at-the-market (ATM) public offering. This was the first issuance of common stock under the $100 million ATM program. In order to increase management's flexibility regarding the Company's investment portfolio, during the quarter, the Company transferred all of its held-to-maturity securities to available-for-sale, which resulted in an increase of $7.3 million to accumulated other comprehensive income at June 30, 2014.
At June 30, 2014, tangible common equity, net of tax, was 7.9% of tangible assets1 and total risk-based capital was 12.4% of risk-weighted assets. The Company’s tangible book value per share1 was $9.02 at June 30, 2014, up 24.2% from June 30, 2013.
Total assets increased 2.8% to $10.02 billion at June 30, 2014 from $9.75 billion at March 31, 2014, and increased 16.7% from $8.59 billion at June 30, 2013.
Asset Quality
The provision for credit losses was $0.5 million for the second quarter 2014, compared to $3.5 million for the first quarter 2014 and second quarter 2013. Net loan recoveries in the second quarter 2014 were $1.5 million, or 0.09% of average loans (annualized), compared to 0.02% for the first quarter 2014. Net charge-offs for the second quarter 2013 were $2.7 million, or 0.17% of average loans (annualized).
Nonaccrual loans decreased $6.1 million to $64.3 million during the quarter. Loans past due 90 days and still accruing interest totaled $3.0 million at June 30, 2014, up from $0.2 million at March 31, 2014 and down from $3.9 million at June 30, 2013. Loans past due 30-89 days, still accruing interest totaled $5.1 million at quarter end, down from $11.1 million at March 31, 2014 and $7.3 million at June 30, 2013.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 25% at June 30, 2014 from 32% at June 30, 2013.1

Segment Highlights
On December 31, 2013, the Company consolidated its three bank subsidiaries under one charter, Western Alliance Bank. As a result, the Company has redefined its operating segments to reflect the new organizational and internal reporting structure. Prior year segment information has not been recast to conform to the new segmentation methodology due to the impracticability of restating segments because of the change in legal structure at December 31, 2013. The new operating segments are as follows: Arizona, Nevada, California, National Business Lines, and Corporate & Other.
The Company's reportable segments are aggregated primarily based on geographic location, services offered and markets served. The Arizona, Nevada and California segments provide full service banking and related services to their respective regions. The Company's National Business Lines segment provides banking services to niche markets. These National Business Lines are broader in geographic scope and are managed centrally. Corporate & Other consists of corporate-related items, income and expense items not allocated to our other reportable segments and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, California and National Business Lines segments include loan and deposit growth, asset quality and pre-tax income.
Arizona reported a gross loan balance of $2.13 billion at June 30, 2014, an increase of $99 million during the quarter, and an increase of $106 million during the year. Deposits were $2.12 billion at June 30, 2014, an increase of $53 million during the quarter, and an increase of $115 million during the year. Pre-tax income was $17.3 million and $29.9 million for the three and six months ended June 30, 2014, respectively.
Nevada reported a gross loan balance of $1.68 billion at June 30, 2014, a decrease of $41 million during the quarter, and a decrease of $72 million during the year. Deposits were $3.19 billion at June 30, 2014, an increase of $136 million during the quarter, and an increase of $265 million during the year. Pre-tax income was $17.7 million and $34.2 million for the three and six months ended June 30, 2014, respectively.
California reported a gross loan balance of $1.69 billion at June 30, 2014, an increase of $32 million during the quarter, and an increase of $80 million during the year. Deposits were $2.06 billion at June 30, 2014, an increase of $145 million during the quarter, and an increase of $116 million during the year. Pre-tax income was $14.0 million and $24.3 million for the three and six months ended June 30, 2014, respectively.
National Business Lines reported a gross loan balance of $1.95 billion at June 30, 2014, an increase of $330 million during the quarter, and an increase of $601 million during the year. Deposits were $886 million at June 30, 2014, an increase of $14 million during the quarter, and an increase of $118 million during the year. Pre-tax income was $6.8 million and $12.1 million for the three and six months ended June 30, 2014, respectively.
Attached to this press release is summarized financial information for the quarter ended June 30, 2014.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2014 financial results at 12:00 p.m. ET on Friday, July 18, 2014. Participants may access the call by dialing 1-888-317-6003 and using passcode: 8153733 or via live audio webcast using the website link: http://services.choruscall.com/links/wal140718.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 18th through July 31st at 9:00 a.m. ET by dialing 1-877-344-7529 passcode: 10048463.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is a leading bank holding company providing comprehensive business banking and related financial services through its wholly-owned banking subsidiary, Western Alliance Bank (the "Bank").  With local teams of experienced bankers, the Bank provides a superior level of capabilities, products and services, to assist the growth of local businesses and the quality of life in the markets it serves. In addition to a national platform of specialized financial service units, the Bank operates full service banking divisions in its local markets as Alliance Bank of Arizona, Bank of Nevada, First Independent Bank and Torrey Pines Bank.  Western Alliance Bancorporation is publicly traded on the New York Stock Exchange. Additional investor information can be accessed on the Investor Relations page of the Company's website, www.westernalliancebancorp.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
Effective as of the first quarter 2014, the Company elected early adoption of Accounting Standards Codification 323-740, an amended Financial Accounting Standards Board standard related to accounting for low income housing tax credit investments. Under this amended standard, the amortization of the investment may now be calculated under the proportional amortization method and is included in income tax expense rather than as a separate line item in non-interest income. Prior period amounts have been adjusted to reflect the adoption of this new accounting guidance, which has resulted in an increase in non-interest income and income tax expense. See the supplemental schedule at the end of the Q1 2014 press release for additional detail on the impact that adoption of this standard has had on prior period financial information.
1 See Reconciliation of Non-GAAP Financial Measures beginning on page 15.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months Ended June 30,			At or for the Six Months Ended June 30,
	2014	2013	Change %	2014	2013	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$10,023.6	$8,592.7	16.7%
Loans, net of deferred fees	7,544.5	6,411.5	17.7
Securities and money market investments	1,606.7	1,313.1	22.4
Securities purchased under agreement to resell	—	134.0	(100.0)
Total deposits	8,469.5	7,001.3	21.0
Borrowings	337.5	418.6	(19.4)
Junior subordinated debt	42.7	39.9	7.0
Stockholders' equity	957.7	799.3	19.8

Selected Income Statement Data:
(dollars in thousands)
Interest income	$101,973	$89,285	14.2%	$200,674	$172,393	16.4%
Interest expense	8,075	7,133	13.2	15,999	14,038	14.0
Net interest income	93,898	82,152	14.3	184,675	158,355	16.6
Provision for loan losses	507	3,481	(85.4)	4,007	8,920	(55.1)
Net interest income after provision for credit losses	93,391	78,671	18.7	180,668	149,435	20.9
Non-interest income	5,773	11,762	(50.9)	10,608	16,561	(35.9)
Non-interest expense	52,416	48,531	8.0	102,165	95,460	7.0
Income from continuing operations, before income tax expense	46,748	41,902	11.6	89,111	70,536	26.3
Income tax expense	10,706	7,661	39.7	21,330	15,448	38.1
Income from continuing operations	36,042	34,241	5.3	67,781	55,088	23.0
Loss on discontinued operations, net	(504)	(169)	198.2	(1,158)	(131)	784.0
Net income	$35,538	$34,072	4.3%	$66,623	$54,957	21.2%
Diluted net income per common share from continuing operations	$0.41	$0.39	5.1%	$0.77	$0.63	22.2%
Diluted net loss per common share from discontinued operations, net of tax	$(0.01)	$—		$(0.01)	$—
Diluted net income per common share	$0.40	$0.39	2.6%	$0.76	$0.63	20.6%

Common Share Data:
Diluted net income per common share	$0.40	$0.39	2.6%	$0.76	$0.63	20.6%
Book value per common share	$9.30	$7.57	22.9%
Tangible book value per share, net of tax (1)	$9.02	$7.26	24.2%
Average shares outstanding (in thousands):
Basic	86,501	85,659	1.0	86,379	85,493	1.0
Diluted	87,333	86,524	0.9	87,229	86,254	1.1
Common shares outstanding	87,774	86,997	0.9

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months Ended June 30,			At or for the Six Months Ended June 30,
	2014	2013	Change %	2014	2013	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	1.46%	1.62%	(9.9)%	1.39%	1.35%	3.0%
Return on average tangible common equity (2)	17.41	21.41	(18.7)	16.77	17.66	(5.0)
Net interest margin (1)	4.39	4.36	0.7	4.40	4.36	0.9
Net interest spread	4.26	4.22	0.9	4.27	4.21	1.4
Efficiency ratio - tax equivalent basis (2)	49.42	52.21	(5.3)
Loan to deposit ratio	89.08	91.58	(2.7)

Capital Ratios:
Tangible equity (2)	9.3%	9.0%	3.3%
Tangible common equity (2)	7.9	7.4	6.8
Tier 1 common equity (2)	9.0	8.3	8.4
Tier 1 Leverage ratio (3)	10.0	9.9	1.0
Tier 1 Risk Based Capital (3)	11.2	10.8	3.7
Total Risk Based Capital (3)	12.4	12.0	3.3

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (1)	(0.09)%	0.17%	(152.9)%	(0.05)%	0.27%	(118.5)%
Nonaccrual loans to gross loans	0.85	1.29	(34.1)
Nonaccrual loans and repossessed assets to total assets	1.23	1.86	(33.9)
Loans past due 90 days and still accruing to total loans	0.04	0.06	(33.3)
Allowance for credit losses to loans	1.40	1.50	(6.7)
Allowance for credit losses to nonaccrual loans	164.64	116.19	41.7

(1) Annualized for the three and six month periods ended June 30, 2014 and 2013.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until the Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income:	(dollars in thousands)
Loans	$90,583	$81,093	$177,387	$155,818
Investment securities	10,894	7,822	22,219	15,980
Federal funds sold and other	496	370	1,068	595
Total interest income	101,973	89,285	200,674	172,393
Interest expense:
Deposits	4,930	3,929	9,595	7,661
Borrowings	2,702	2,749	5,540	5,456
Junior subordinated debt	443	455	864	921
Total interest expense	8,075	7,133	15,999	14,038
Net interest income	93,898	82,152	184,675	158,355
Provision for credit losses	507	3,481	4,007	8,920
Net interest income after provision for credit losses	93,391	78,671	180,668	149,435
Non-interest income:
Service charges	2,737	2,449	5,267	4,983
Bank owned life insurance	959	1,036	1,908	2,072
(Losses) gains on sales of investment securities, net	(163)	(5)	203	143
Unrealized gains (losses) on assets/liabilities measured at fair value, net	235	(3,290)	(1,041)	(3,761)
Bargain purchase gain from acquisition	—	10,044	—	10,044
Other	2,005	1,528	4,271	3,080
Total non-interest income	5,773	11,762	10,608	16,561
Non-interest expenses:
Salaries and employee benefits	31,751	28,100	61,306	54,675
Occupancy	4,328	4,753	9,010	9,599
Legal, professional and directors' fees	4,192	2,549	7,831	5,572
Insurance	2,087	2,096	4,480	4,466
Data processing	2,401	2,175	5,075	4,040
Marketing	506	710	1,065	1,378
Loan and repossessed asset expenses	927	721	2,161	2,317
Customer service	708	717	1,328	1,360
Net loss (gain) on sales and valuations of repossessed and other assets	184	(1,124)	(2,363)	(605)
Intangible amortization	302	597	899	1,194
Merger / restructure expense	26	2,620	183	2,815
Other	5,004	4,617	11,190	8,649
Total non-interest expense	52,416	48,531	102,165	95,460
Income from continuing operations before income taxes	46,748	41,902	89,111	70,536
Income tax expense	10,706	7,661	21,330	15,448
Income from continuing operations	$36,042	$34,241	$67,781	$55,088
Loss from discontinued operations net of tax benefit	(504)	(169)	(1,158)	(131)
Net income	$35,538	$34,072	$66,623	$54,957
Preferred stock dividends	352	353	705	705
Net income available to common stockholders	$35,186	$33,719	$65,918	$54,252
Diluted net income per share	$0.40	$0.39	$0.76	$0.63

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(in thousands, except per share data)
Interest income:
Loans	$90,583	$86,804	$86,902	$83,994	$81,093
Investment securities	10,894	11,325	10,137	8,286	7,822
Federal funds sold and other	496	572	543	400	370
Total interest income	101,973	98,701	97,582	92,680	89,285
Interest expense:
Deposits	4,930	4,665	4,442	4,232	3,929
Borrowings	2,702	2,838	2,717	3,429	2,749
Junior subordinated debt	443	421	442	460	455
Total interest expense	8,075	7,924	7,601	8,121	7,133
Net interest income	93,898	90,777	89,981	84,559	82,152
Provision for credit losses	507	3,500	4,300	—	3,481
Net interest income after provision for credit losses	93,391	87,277	85,681	84,559	78,671
Non-interest income:
Service charges	2,737	2,530	2,512	2,425	2,449
Bank owned life insurance	959	949	905	1,832	1,036
(Losses) gains on sales of investment securities, net	(163)	366	342	(1,679)	(5)
Unrealized gains (losses) on assets/liabilities measured at fair value, net	235	(1,276)	(2,618)	(7)	(3,290)
Loss on extinguishment of debt	—	—	(1,387)	—	—
Bargain purchase gain from acquisition	—	—	—	—	10,044
Other	2,005	2,266	1,803	1,558	1,528
Total non-interest income	5,773	4,835	1,557	4,129	11,762
Non-interest expenses:
Salaries and employee benefits	31,751	29,555	30,071	28,689	28,100
Occupancy	4,328	4,682	4,626	4,901	4,753
Legal, professional and directors' fees	4,192	3,639	4,623	3,438	2,549
Insurance	2,087	2,393	1,744	1,884	2,096
Data processing	2,401	2,674	2,040	1,872	2,175
Marketing	506	559	619	585	710
Loan and repossessed asset expenses	927	1,234	793	1,136	721
Customer service	708	620	860	677	717
Net loss (gain) on sales and valuations of repossessed and other assets	184	(2,547)	(2,153)	371	(1,124)
Intangible amortization	302	597	597	597	597
Merger / restructure expense	26	157	1,919	1,018	2,620
Other	5,004	6,186	5,392	4,507	4,617
Total non-interest expense	52,416	49,749	51,131	49,675	48,531
Income from continuing operations before income taxes	46,748	42,363	36,107	39,013	41,902
Income tax expense	10,706	10,624	3,992	10,390	7,661
Income from continuing operations	$36,042	$31,739	$32,115	$28,623	$34,241
Loss from discontinued operations, net of tax	(504)	(654)	(701)	(29)	(169)
Net income	$35,538	$31,085	$31,414	$28,594	$34,072
Preferred stock dividends	352	353	352	352	353
Net income available to common stockholders	$35,186	$30,732	$31,062	$28,242	$33,719

Diluted net income per share	$0.40	$0.35	$0.36	$0.33	$0.39

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(in millions)
Assets:
Cash and due from banks	$379.3	$354.8	$305.5	$380.9	$248.9
Securities purchased under agreement to resell	—	111.1	—	128.1	134.0
Cash and cash equivalents	379.3	465.9	305.5	509.0	382.9

Securities and money market investments	1,606.7	1,671.2	1,689.6	1,370.8	1,313.1
Loans held for sale	—	—	—	25.4	27.6
Loans held for investment:
Commercial	3,027.7	2,723.4	2,478.2	2,234.9	2,174.1
Commercial real estate - non-owner occupied	1,940.0	1,849.2	1,841.1	1,864.3	1,839.7
Commercial real estate - owner occupied	1,605.0	1,606.2	1,561.9	1,551.2	1,550.0
Construction and land development	612.4	553.7	535.7	459.8	416.7
Residential real estate	328.1	344.9	350.3	359.0	381.7
Consumer	40.9	38.3	43.1	29.8	28.5
Deferred fees, net	(9.6)	(7.1)	(8.9)	(8.1)	(6.8)
Gross loans and deferred fees, net	7,544.5	7,108.6	6,801.4	6,490.9	6,383.9
Allowance for credit losses	(105.9)	(103.9)	(100.1)	(97.9)	(96.3)
Loans, net	7,438.6	7,004.7	6,701.3	6,393.0	6,287.6

Premises and equipment, net	109.6	106.6	105.6	105.9	106.1
Other repossessed assets	59.3	56.5	66.7	76.5	76.5
Bank owned life insurance	142.5	141.5	140.6	139.7	140.4
Goodwill and other intangibles, net	26.5	26.8	27.4	28.0	28.6
Other assets	261.1	273.4	270.7	272.2	229.9
Total assets	$10,023.6	$9,746.6	$9,307.4	$8,920.5	$8,592.7
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$2,278.8	$2,093.6	$2,200.0	$1,972.5	$1,919.6
Interest bearing:
Demand	794.8	750.4	709.8	673.7	631.3
Savings and money market	3,637.4	3,672.3	3,310.4	3,050.0	2,945.1
Time certificates	1,758.5	1,632.7	1,618.0	1,579.1	1,505.3
Total deposits	8,469.5	8,149.0	7,838.2	7,275.3	7,001.3
Customer repurchase agreements	53.7	57.4	71.2	55.5	51.9
Total customer funds	8,523.2	8,206.4	7,909.4	7,330.8	7,053.2
Securities sold short	—	109.8	—	126.6	129.5
Borrowings	337.5	342.8	341.1	394.1	418.6
Junior subordinated debt	42.7	42.8	41.9	39.4	39.9
Accrued interest payable and other liabilities	162.5	150.0	159.5	203.1	152.2
Total liabilities	9,065.9	8,851.8	8,451.9	8,094.0	7,793.4
Stockholders' Equity
Common stock and additional paid-in capital	803.4	795.3	797.2	792.2	789.5
Preferred stock	141.0	141.0	141.0	141.0	141.0
Retained earnings (accumulated deficit)	4.8	(30.4)	(61.2)	(92.2)	(120.4)
Accumulated other comprehensive income (loss)	8.5	(11.1)	(21.5)	(14.5)	(10.8)
Total stockholders' equity	957.7	894.8	855.5	826.5	799.3
Total liabilities and stockholders' equity	$10,023.6	$9,746.6	$9,307.4	$8,920.5	$8,592.7

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(in thousands)
Balance, beginning of period	$103,899	$100,050	$97,851	$96,323	$95,494
Provision for credit losses	507	3,500	4,300	—	3,481
Recoveries of loans previously charged-off:
Commercial and industrial	1,254	922	666	2,242	1,757
Commercial real estate - non-owner occupied	1,052	83	395	273	154
Commercial real estate - owner occupied	196	477	297	149	479
Construction and land development	498	211	273	966	120
Residential real estate	314	553	549	430	549
Consumer	191	170	179	726	11
Total recoveries	3,505	2,416	2,359	4,786	3,070
Loans charged-off:
Commercial and industrial	1,039	1,478	621	544	1,065
Commercial real estate - non-owner occupied	99	160	2,268	466	1,000
Commercial real estate - owner occupied	230	11	238	398	1,391
Construction and land development	78	—	686	—	238
Residential real estate	523	406	281	1,138	2,010
Consumer	5	12	366	712	18
Total loans charged-off	1,974	2,067	4,460	3,258	5,722
Net loan (recoveries) charge-offs	(1,531)	(349)	2,101	(1,528)	2,652
Balance, end of period	$105,937	$103,899	$100,050	$97,851	$96,323

Net (recoveries) charge-offs to average loans outstanding - annualized	(0.09)%	(0.02)%	0.13%	(0.10)%	0.17%
Allowance for credit losses to gross loans	1.40	1.46	1.47	1.50	1.50
Nonaccrual loans	$64,343	$70,401	$75,681	$76,641	$82,899
Repossessed assets	59,292	56,450	66,719	76,475	76,499
Loans past due 90 days, still accruing	3,001	167	1,534	5,456	3,893
Loans past due 30 to 89 days, still accruing	5,123	11,087	13,425	8,689	7,341
Classified loans on accrual	133,220	125,903	128,586	144,041	140,192
Special mention loans	90,534	117,540	129,965	137,247	162,482

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2014			2013
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$7,178.3	$90,583	5.29%	$6,100.8	$81,093	5.40%
Securities (1)	1,629.9	10,894	3.08	1,295.9	7,822	2.92
Federal funds sold and other	292.4	496	0.68	407.7	370	0.36
Total interest earning assets	9,100.6	101,973	4.75	7,804.4	89,285	4.73
Non-interest earning assets
Cash and due from banks	138.7			119.2
Allowance for credit losses	(105.0)			(96.6)
Bank owned life insurance	141.8			139.7
Other assets	462.0			432.7
Total assets	$9,738.1			$8,399.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$791.5	$385	0.19%	$626.8	$370	0.24%
Savings and money market	3,583.5	2,691	0.30	2,768.7	2,007	0.29
Time certificates of deposit	1,700.4	1,854	0.44	1,584.0	1,552	0.39
Total interest-bearing deposits	6,075.4	4,930	0.32	4,979.5	3,929	0.32
Short-term borrowings	236.2	216	0.37	188.8	214	0.45
Long-term debt	280.4	2,486	3.55	365.2	2,535	2.78
Junior subordinated debt	42.8	443	4.14	36.7	455	4.96
Total interest-bearing liabilities	6,634.8	8,075	0.49	5,570.2	7,133	0.51
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,045.5			1,898.2
Other liabilities	126.7			124.6
Stockholders’ equity	931.1			806.4
Total liabilities and stockholders' equity	$9,738.1			$8,399.4
Net interest income and margin		$93,898	4.39%		$82,152	4.36%
Net interest spread			4.26%			4.22%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $6,029 and $2,929 for the three months ended June 30, 2014 and 2013, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Six Months Ended June 30,
	2014			2013
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$7,036.5	$177,387	5.28%	$5,857.0	$155,818	5.41%
Securities (1)	1,640.8	22,219	3.11	1,289.7	15,980	3.06
Federal funds sold & other	251.6	1,068	0.85	406.2	595	0.29
Total interest earnings assets	8,928.9	200,674	4.76	7,552.9	172,393	4.73
Non-interest earning assets
Cash and due from banks	138.1			122.9
Allowance for credit losses	(103.1)			(96.8)
Bank owned life insurance	141.4			139.2
Other assets	447.6			427.3
Total assets	$9,552.9			$8,145.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$778.3	$768	0.20%	$617.8	$671	0.22%
Savings and money market	3,518.3	5,254	0.30	2,695.2	3,918	0.29
Time certificates of deposits	1,660.2	3,573	0.43	1,517.1	3,072	0.40
Total interest-bearing deposits	5,956.8	9,595	0.32	4,830.1	7,661	0.32
Short-term borrowings	201.8	345	0.34	183.0	428	0.47
Long-term debt	291.0	5,195	3.57	319.2	5,028	3.15
Junior subordinated debt	42.4	864	4.08	36.5	921	5.05
Total interest-bearing liabilities	6,492.0	15,999	0.49	5,368.8	14,038	0.52
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,049.8			1,876.8
Other liabilities	102.3			107.4
Stockholders’ equity	908.8			792.5
Total liabilities and stockholders' equity	$9,552.9			$8,145.5
Net interest income and margin		$184,675	4.40%		$158,355	4.36%
Net interest spread			4.27%			4.21%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $11,734 and $6,311 for the six months ended June 30, 2014 and 2013, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
	Arizona	Nevada	California	National Business Lines	Corporate & Other	Consolidated Company
	(dollars in millions)
As of June 30, 2014:
Assets:
Cash, cash equivalents and investment securities	$3.0	$7.0	$2.4	$—	$1,973.6	$1,986.0
Gross loans and deferred fees, net	2,131.0	1,682.6	1,694.8	1,951.5	84.6	7,544.5
Less: allowance for credit losses	(29.9)	(23.6)	(23.8)	(27.4)	(1.2)	(105.9)
Loans, net	2,101.1	1,659.0	1,671.0	1,924.1	83.4	7,438.6
Other repossessed assets	13.1	24.1	—	—	22.1	59.3
Goodwill and intangible assets, net	—	26.5	—	—	—	26.5
Other assets	42.2	62.7	26.2	21.1	361.0	513.2
Total assets	$2,159.4	$1,779.3	$1,699.6	$1,945.2	$2,440.1	$10,023.6
Liabilities:
Deposits (1)	$2,115.4	$3,187.8	$2,061.1	$886.3	$218.9	$8,469.5
Borrowings	—	—	—	—	337.5	337.5
Other liabilities	20.9	46.8	4.8	24.7	161.7	258.9
Total liabilities	2,136.3	3,234.6	2,065.9	911.0	718.1	9,065.9
Allocated equity	233.7	212.5	188.7	152.3	170.5	957.7
Liabilities and stockholders' equity	$2,370.0	$3,447.1	$2,254.6	$1,063.3	$888.6	$10,023.6
Excess funds provided (used)	208.6	1,670.0	555.1	(882.2)	(1,551.5)	—

No. of branches	10	18	11	—	—	39
No. of full-time equivalent employees	212	305	218	92	285	1,112

	(in thousands)
Three Months Ended June 30, 2014:
Net interest income (expense)	$29,211	$29,359	$24,702	$16,226	$(5,600)	$93,898
Provision for (recovery of) credit losses	3	(2,011)	(1,672)	3,467	720	507
Net interest income (expense) after provision for credit losses	29,208	31,370	26,374	12,759	(6,320)	93,391
Non-interest income	934	2,352	970	643	874	5,773
Non-interest expense	(12,793)	(16,026)	(13,342)	(6,640)	(3,615)	(52,416)
Income (loss) from continuing operations before income taxes	17,349	17,696	14,002	6,762	(9,061)	46,748
Income tax expense (benefit)	6,805	6,194	5,887	2,536	(10,716)	10,706
Income from continuing operations	10,544	11,502	8,115	4,226	1,655	36,042
Loss from discontinued operations, net	—	—	—	—	(504)	(504)
Net income	$10,544	$11,502	$8,115	$4,226	$1,151	$35,538

	(in thousands)
Six Months Ended June 30, 2014:
Net interest income (expense)	$55,819	$57,954	$47,494	$30,190	$(6,782)	$184,675
Provision for (recovery of) credit losses	1,561	(2,895)	(1,017)	5,637	721	4,007
Net interest income (expense) after provision for credit losses	54,258	60,849	48,511	24,553	(7,503)	180,668
Non-interest income	1,754	4,641	2,220	725	1,268	10,608
Non-interest expense	(26,097)	(31,262)	(26,385)	(13,148)	(5,273)	(102,165)
Income (loss) from continuing operations before income taxes	29,915	34,228	24,346	12,130	(11,508)	89,111
Income tax expense (benefit)	11,734	11,981	10,237	4,549	(17,171)	21,330
Income from continuing operations	18,181	22,247	14,109	7,581	5,663	67,781
Loss from discontinued operations, net	—	—	—	—	(1,158)	(1,158)
Net income	$18,181	$22,247	$14,109	$7,581	$4,505	$66,623

(1) Certain centrally-managed deposits from prior periods were re-allocated to specific regions to conform to current presentation.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Pre-Tax, Pre-Provision Operating Earnings by Quarter
	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(in thousands)
Total non-interest income	$5,773	$4,835	$1,557	$4,129	$11,762
Less:
(Losses) gains on sales of investment securities, net	(163)	366	342	(1,679)	(5)
Unrealized losses on assets/liabilities measured at fair value, net	235	(1,276)	(2,618)	(7)	(3,290)
Loss on extinguishment of debt	—	—	(1,387)	—	—
Bargain purchase gain from acquisition	—	—	—	—	10,044
Total operating non-interest income	5,701	5,745	5,220	5,815	5,013
Add: net interest income	93,898	90,777	89,981	84,559	82,152
Net operating revenue (1)	$99,599	$96,522	$95,201	$90,374	$87,165

Total non-interest expense	$52,416	$49,749	$51,131	$49,675	$48,531
Less:
Net loss (gain) on sales and valuations of repossessed and other assets	184	(2,547)	(2,153)	371	(1,124)
Merger / restructure expense	26	157	1,919	1,018	2,620
Total operating non-interest expense (1)	$52,206	$52,139	$51,365	$48,286	$47,035

Pre-tax, pre-provision operating earnings (2)	$47,393	$44,383	$43,836	$42,088	$40,130

Tangible Common Equity
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(dollars and shares in thousands)
Total stockholders' equity	$957,664	$894,804	$855,498	$826,472	$799,307
Less:
Goodwill and intangible assets, net	26,475	26,777	27,374	27,970	28,568
Total tangible stockholders' equity	931,189	868,027	828,124	798,502	770,739
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	790,189	727,027	687,124	657,502	629,739
Add:
Deferred tax - attributed to intangible assets	1,138	1,243	1,452	1,661	1,870
Total tangible common equity, net of tax	$791,327	$728,270	$688,576	$659,163	$631,609
Total assets	$10,023,587	$9,746,623	$9,307,342	$8,920,449	$8,592,692
Less:
Goodwill and intangible assets, net	26,475	26,777	27,374	27,970	28,568
Tangible assets	9,997,112	9,719,846	9,279,968	8,892,479	8,564,124
Add:
Deferred tax - attributed to intangible assets	1,138	1,243	1,452	1,661	1,870
Total tangible assets, net of tax	$9,998,250	$9,721,089	$9,281,420	$8,894,140	$8,565,994
Tangible equity ratio (3)	9.3%	8.9%	8.9%	9.0%	9.0%
Tangible common equity ratio (3)	7.9%	7.5%	7.4%	7.4%	7.4%
Common shares outstanding	87,774	87,554	87,186	87,099	86,997
Tangible book value per share, net of tax (4)	$9.02	$8.32	$7.90	$7.57	$7.26

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Efficiency Ratio
	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(in thousands)
Total operating non-interest expense	$52,206	$52,139	$51,365	$48,286	$47,035
Divided by:
Total net interest income	$93,898	$90,777	$89,981	$84,559	$82,152
Add:
Tax equivalent adjustment	6,029	5,705	3,728	3,272	2,929
Operating non-interest income	5,701	5,745	5,220	5,815	5,013
	$105,628	$102,227	$98,929	$93,646	$90,094
Efficiency ratio - tax equivalent basis (5)	49.4%	51.0%	51.9%	51.6%	52.2%

Tier 1 Common Equity
	June 30,
	2014	2013
	(in thousands)
Stockholders' equity	$957,664	$799,307
Less:
Accumulated other comprehensive income (loss)	8,472	(10,750)
Non-qualifying goodwill and intangibles	25,707	26,756
Other non-qualifying assets	—	2
Disallowed unrealized losses on equity securities	—	103
Add:
Qualifying trust preferred securities	49,039	47,228
Tier 1 capital (regulatory) (6) (9)	972,524	830,424
Less:
Qualifying trust preferred securities	49,039	47,228
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (7) (9)	$782,485	$642,196
Divided by:
Estimated risk-weighted assets (regulatory) (7) (9)	$8,684,802	$7,698,091
Tier 1 common equity ratio (7) (9)	9.0%	8.3%

Tier 1 Capital
	June 30,
	2014	2013
	(in thousands)
Classified assets	$264,766	$298,887
Divide:
Tier 1 capital (regulatory) (6) (9)	972,524	830,424
Plus: Allowance for credit losses	105,937	96,323
Total Tier 1 capital plus allowance for credit losses	$1,078,461	$926,747
Classified assets to Tier 1 capital plus allowance (8) (9)	25%	32%

(1) We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(4) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6) Under the guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation in effect, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(7) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(8) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(9) Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476